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                                                                       Exhibit 1
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BDO Seidman, LLP                                 755 West Big Beaver, Suite 1900
Accountants and Consultants                      Troy, Michigan 48084-0178
                                                 Telephone: (248) 362-2100
                                                 Fax: (248) 362-4459



December 22, 1998



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on December 16, 1998, to be filed by our former client, American Architectural Products Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.


Very truly yours,

/s/ BDO Seidman, LLP

BDO Seidman, LLP